UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

STERLING CONSTRUCTION COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2016, the Board of Directors of Sterling Construction Company, Inc. elected Con L. Wadsworth, 55, Executive Vice President & Chief Operating Officer of the Company.

Since 1976, Mr. Wadsworth has been associated with Ralph L. Wadsworth Construction Company, LLC (RLW) a private family-run construction company in which the Company acquired an 80% interest in December 2009. The Company acquired the remaining 20% of RLW in December 2012. In 2009, Mr. Wadsworth was General manager of RLW and in August 2011 he was elected President, reporting to RLW's Chief Executive Officer, his brother, Kip Wadsworth. With the retirement of Kip Wadsworth as Chief Executive Officer in January 2014, the chief executive officer title was eliminated, and Mr. Wadsworth as President became the chief executive of RLW. While he remained President of RLW, Mr. Wadsworth served as a Senior Vice President of the Company from June 2014 to mid—February 2015 when he voluntarily gave up that position. Brandon Squire, a long-term employee and formerly Executive Vice President & Chief Operating Officer of RLW, has replaced Mr. Wadsworth as President of RLW.

Mr. Wadsworth will be compensated, as follows:

Annual Salary:	$425,000
Incentive Compensation:	Mr. Wadsworth will participate in the 2016 incentive compensation program with a target incentive compensation of 100% of his annual salary.
Benefits:	Mr. Wadsworth is entitled to the same health, life insurance, disability and other like benefits as are made available to the Company's senior managers generally, and on the same terms and conditions as well as four weeks of paid time off, which includes sick time and vacation.

Item 8.01 Other Events

On March 11, 2016, the Company issued a press release announcing Mr. Wadsworth's election as Executive Vice President & Chief Operating Officer. A copy of the press release is furnished herewith as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press release, dated March 11, 2016 (furnished herewith)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2016	Sterling Construction Company, Inc.

	By:	/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated March 11, 2016 (furnished herewith)